EXHIBIT 99.1

News Release
CONTACT:
Michael Perlman
Assistant Treasurer
KLX Inc.
(561) 383-5100

KLX INC. REPORTS THIRD FISCAL QUARTER ENDED OCTOBER 31, 2015 FINANCIAL RESULTS THIRD QUARTER REVENUES OF $365.0 MILLION; ADJUSTED EPS OF $0.48

WELLINGTON, FL, December 1, 2015: KLX Inc. (“the Company”) (NASDAQ: KLXI), the world’s leading distributor and value added service provider of aerospace fasteners and consumables, and a provider of services and products to the oil and gas industry, today announced its third fiscal quarter 2015 financial results. As a result of the change in our year end from December 31 to a January 31 year end, we have presented our third fiscal quarter and nine month period ended October 31, 2015, as compared with the three month and nine month periods ended September 30, 2014.

THIRD QUARTER ENDED OCTOBER 31, 2015 HIGHLIGHTS COMPARED WITH THE THIRD QUARTER ENDED SEPTEMBER 30, 2014

•                  Consolidated revenues of $365.0 million declined 19.5 percent

•                  Adjusted operating earnings were $33.5 million (1)

•                  Adjusted EBITDA was $54.2 million (1)

•                  Adjusted EPS was $0.48 (1)

•                  Cash flow from operating activities was $67.1 million; free cash flow generation was $30.8 million

•                  Aerospace Solutions Group (“ASG”) revenues of $306.7 million declined 4.3 percent on a constant currency basis; adjusted operating margin increased 20 basis points to 17.7 percent

•                  Energy Services Group (“ESG”) revenues of $58.3 million declined 54.1 percent, reflecting the challenging energy industry operating conditions

•                  The Company recorded an approximate $400 million non-cash, after-tax impairment charge

•                  ESG operating loss and EBITDA loss, exclusive of the impairment charge and one-time expenses were $(20.7) million and $(9.2) million, respectively

(1) Adjustments primarily include non-cash impairment charges, branding, IT implementation costs, spin-off related costs, start-up costs associated with ESG expansion initiatives, and certain tax related adjustments with respect to adjusted EPS. See “Reconciliations of Non-GAAP Financial Measures.”

Certain financial information in the narrative of this press release has been presented exclusive of non-recurring costs and expenses incurred in 2015 following the spin-off from our former parent, B/E Aerospace, Inc. In addition, for comparison purposes, we have presented interest expense for the 2014 period based on the current KLX capital structure and have utilized the current estimated 2015 effective tax rate for the third quarter of 2014. For comparative purposes, the third quarter and nine month 2015 results are adjusted to exclude the non-cash impairment charges and certain costs related to the spin-off from the Company’s former parent, B/E Aerospace, Inc., on December 16, 2014. As previously reported, we expect to incur approximately $25 million of one-time costs related to branding, new IT systems and other related new public company expenses. Additionally, we expect to incur approximately $15 million in start-up expenses during 2015 in connection with our Energy Services Group’s geographical and service offering expansion activities. The aforementioned non-cash impairment charge, together with spin-off and start-up related costs are collectively referred to as “costs as defined.” We have also presented adjusted earnings and adjusted earnings per diluted share to reflect net earnings before costs as defined, amortization, non-cash compensation expense, and to include the tax benefit from the amortization of tax deductible goodwill. See “Reconciliation of Non-GAAP Financial Measures.”

Amin Khoury, KLX’s Chairman and Chief Executive Officer, stated, “Our third quarter results reflect essentially flat constant currency year-over-year revenues at ASG from our commercial aerospace manufacturing and aftermarket customers and a decline in demand from our military and business jet customers. ASG delivered solid operating earnings and cash flow and an expansion in operating margin.”

Mr. Khoury continued, “Our ESG business continues to face the challenging industry conditions that have resulted from the collapse in oil prices, the precipitous drop in the U.S. land rig count and the resulting significant cut backs in capital expenditures by our oil and gas customers. As a result, during the third quarter of 2015, the Company determined that the carrying value of ESG’s assets was impaired, resulting in an approximate $400 million non-cash, after-tax impairment charge. Nevertheless, we continue to focus on identifying and acting upon the extraordinary opportunities to build our ESG business, which have resulted from these extremely difficult industry conditions. We remain greatly encouraged by the recent additions of leading industry experts and deeply discounted assets to our ESG platform.”

THIRD QUARTER CONSOLIDATED RESULTS

Third quarter 2015 revenues of $365.0 million declined 19.5 percent, as compared to the three-month period ended September 30, 2014. The consolidated results reflect a 6.0 percent decline in ASG revenues (4.3 percent decline on a constant currency basis) and a 54.1 percent decline in ESG revenues.

Adjusted operating earnings, excluding costs as defined, were $33.5 million, and adjusted operating margin was 9.2 percent. Adjusted EBITDA, excluding costs as defined and non-cash compensation expense was $54.2 million, adjusted EBITDA margin was 14.8 percent and free cash flow was approximately $31 million or $0.59 per share. On a GAAP basis, to include the approximate $640 million, pre-tax, non-cash asset impairment charge and other costs as defined, operating loss was $(619.3) million.

Adjusted third quarter 2015 net earnings and adjusted earnings per diluted share, excluding costs as defined, amortization and non-cash compensation expense, and including the tax benefit from the amortization of tax deductible goodwill (“adjusted net earnings” and “adjusted net earnings per diluted share”), were $25.0 million and $0.48 per diluted share, respectively. On a GAAP basis, net loss and loss per diluted share were $(400.8) million and $(7.68) per share, respectively.

THIRD QUARTER 2015 SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, adjusted operating earnings (loss) and adjusted EBITDA by segment for the three months ended October 31, 2015, as compared with the three months ended September 30, 2014. 2015 results include operating expenses associated with stand-alone public company costs, which are expected to continue in the future and which are expected to total approximately $25 million for the year ending January 31, 2016 ($ in millions):

	REVENUES
	THREE MONTHS ENDED
Segment	October 31, 2015	September 30, 2014	% Change
Aerospace Solutions Group	$306.7	$326.3	-6.0%
Energy Services Group	58.3	126.9	-54.1%
Total	$365.0	$453.2	-19.5%

	ADJUSTED OPERATING EARNINGS (LOSS)
	THREE MONTHS ENDED
Segment	October 31, 2015	September 30, 2014	% Change
Aerospace Solutions Group	$54.2	$57.1	(5.1)%
Energy Services Group	(20.7)	24.8	(183.5)%
Total	$33.5	$81.9	(59.1)%

	ADJUSTED EBITDA
	THREE MONTHS ENDED
Segment	October 31, 2015	September 30, 2014	% Change
Aerospace Solutions Group	$63.4	$64.7	-2.0%
Energy Services Group	(9.2)	37.7	(124.4)%
Total	$54.2	$102.4	(47.1)%

Third quarter 2015 ASG revenues of $306.7 million decreased 4.3 percent on a constant currency basis, driven by a decrease in sales to military and business jet customers. Sales to commercial aerospace manufacturing and aftermarket customers were essentially flat on a constant currency basis. Including currency headwinds, ASG’s third quarter revenues were down 6.0 percent. ASG third quarter 2015 operating earnings and operating margin, adjusted for $6.4 million of costs as defined, were $54.2 million and 17.7 percent, respectively, and increased approximately 20 basis points as compared with the prior year period. On a pro forma basis, to include ongoing public company costs in both periods as if the spin-off had occurred on January 1, 2014, adjusted operating margin in the 2015 period increased by 50 basis points. ASG’s third quarter EBITDA, adjusted for $6.4 million of costs as defined and $2.3 million of non-cash compensation expense, was $63.4 million, or 20.7 percent of revenues, and increased 90 basis points as compared with the prior year period. On a GAAP basis, ASG operating earnings and operating margin were $47.8 million and 15.6 percent, respectively.

Mr. Khoury commented, “Revenues from our commercial aerospace manufacturing and aftermarket customers were approximately flat on a constant currency basis as compared with the third quarter last year, and reflect the underlying activity in the aerospace industry. Aftermarket revenues continue to reflect deferred maintenance and the record number of retirements of aging aircraft.” Mr. Khoury continued, “Over the last several years, the high level of new aircraft deliveries has resulted in record retirements and the underutilization of older, less fuel efficient aircraft. As the approximately 8,100 new aircraft delivered over the last six years begin to require heavy maintenance, we expect a gradual return to historical aftermarket growth rates over the next two to three years.” Mr. Khoury concluded, “Adjusted operating margin of 17.7 percent and adjusted EBITDA margin of 20.7 percent increased 20 basis points and 90 basis points, respectively, as compared to the prior year, despite the 4.3 percent decrease in the volume of goods shipped.  In addition, on a pro forma basis, to include ongoing public company costs in both periods as if the spin-off had occurred on January 1, 2014, adjusted operating margin in the 2015 period increased by 50 basis points. In response to the slowdown in demand growth from ASG’s customer base, the Company is developing a cost reduction program that we expect will further reduce ASG’s cost structure and enhance our operating results in future periods.”

Third quarter 2015 ESG revenues were $58.3 million, adjusted operating loss was $(20.7) million, and adjusted EBITDA loss was $(9.2) million, reflecting the challenging operating conditions that began in late 2014 and which have continued to deteriorate. ESG’s financial performance reflects the approximate 60 percent decrease in the price of oil, a 60 percent decrease in the number of on shore drilling rigs, and the approximate 40 percent reduction in capital expenditures by our oil and gas customers. In addition, pricing pressures throughout the energy services sector contributed significantly to ESG’s current period financial performance. On a GAAP basis, including the approximate $640 million pre-tax non-cash asset impairment charge and other costs as defined, ESG’s operating loss was $(667.1) million.

Commenting on the ESG business Mr. Khoury stated, “While the current operating environment is extremely challenging, our ESG business has continued to move forward with the integration and build out of our business.  We have made solid progress over the past year in integrating the seven acquired companies, adding senior level talent across the organization, and putting the necessary systems, controls and processes in place to effectively manage our asset base. The transition to our new ERP system and our new asset tracking system is underway and is expected to be completed by year end. Customer and supplier feedback suggests to us that KLX is increasingly identified as a company with the requisite capabilities and resources to deliver differential performance. Growing market recognition underlines our ongoing commitment to our business plan of seeking out opportunities that expand our capabilities and strengthen our geographic footprint. During the first nine months of the year we have hired more than 100 industry leaders and skilled technicians who have significantly expanded our capabilities and customer relationships. These new hires and associated capital investments have resulted in significant market share gains. While these investments have clearly not been able to offset the lower levels of volume and lower pricing impacting our industry, we are greatly encouraged with the results. We continue to optimize our business platform for the current market environment, and we are aggressively managing costs while substantially broadening ESG’s range of services. For example, over the course of the current year, we expect that we will have reduced our ESG workforce by approximately 500 people or 35 percent, while at the same time substantially upgrading the quality of our workforce.” Mr. Khoury continued, “Although we have significantly reduced our cost structure, the Company is nevertheless taking advantage of numerous excellent opportunities to strengthen and expand our service offerings and our geographic footprint. This opportunity set has begun to accelerate and we expect to see numerous additional industry participants face significant liquidity issues in the first half of 2016.”

NINE MONTH CONSOLIDATED RESULTS

For the nine months ended October 31, 2015, revenues of $1,209.2 million decreased 1.8 percent on a constant currency basis, as compared with the prior year period ending September 30, 2014. Including the negative effects of foreign exchange, revenues decreased 3.6 percent.

For the nine months ended October 31, 2015, adjusted operating earnings were $136.3 million, a decrease of 41.0 percent. Adjusted operating earnings are exclusive of the impairment charge and one-time expenses. Adjusted operating margin was 11.3 percent. On a GAAP basis, to include the approximate $640 million pre-tax, non-cash asset impairment charge and other costs as defined, operating loss was $(539.0) million.

For the nine months ended October 31, 2015, adjusted net earnings and adjusted net earnings per diluted share were $98.0 million and $1.88 per share, declining 48.8 percent and 48.6 percent, respectively, as compared to the prior year period. Free cash flow was approximately $91 million or $1.75 per share. On a GAAP basis, net loss and loss per diluted share were $(375.5) million and $(7.19) per share, respectively.

NINE MONTH SEGMENT RESULTS

The following is a tabular summary and commentary of revenues, adjusted operating earnings (loss) and adjusted EBITDA by segment for the nine months ended October 31, 2015, as compared with the nine months ended September 30, 2014 ($ in millions):

	REVENUES
	NINE MONTHS ENDED
Segment	October 31, 2015	September 30, 2014	% Change
Aerospace Solutions Group	$1,006.4	$993.2	1.3%
Energy Services Group	202.8	261.8	-22.5%
Total	$1,209.2	$1,255.0	-3.6%

	ADJUSTED OPERATING EARNINGS (LOSS)
	NINE MONTHS ENDED
Segment	October 31, 2015	September 30, 2014	% Change
Aerospace Solutions Group	$186.6	$184.6	1.1%
Energy Services Group	(50.3)	46.6	-207.9%
Total	$136.3	$231.2	-41.0%

	ADJUSTED EBITDA
	NINE MONTHS ENDED
Segment	October 31, 2015	September 30, 2014	% Change
Aerospace Solutions Group	$216.1	$207.5	4.1%
Energy Services Group	(9.1)	73.7	-112.3%
Total	$207.0	$281.2	-26.4%

For the nine months ended October 31, 2015, ASG revenues were $1,006.4 million, an increase of 3.6 percent on a constant currency basis. Including currency headwinds, ASG revenues increased 1.3 percent. Adjusted operating earnings were $186.6 million and adjusted operating margin was 18.5 percent. On a pro forma basis, to include ongoing public company costs in both periods as if the spin-off had occurred on January 1, 2014, adjusted operating margin in the 2015 period increased by 100 basis points. ASG’s adjusted EBITDA was $216.1 million, or 21.5 percent of revenues, an increase of 60 basis points as compared with the prior year period. ASG operating earnings on a GAAP basis were $167.7 million.

For the nine months ended October 31, 2015, ESG revenues decreased 22.5 percent to $202.8 million and decreased by 38.3 percent on a pro forma basis, assuming all acquisitions were completed on January 1, 2014. Adjusted operating earnings and adjusted EBITDA for the current year period reflect the depressed demand and lower pricing environment in the North American oil and gas industry. On a GAAP basis, to include the approximate $640 million pre-tax, non-cash asset impairment charge and other costs as defined, ESG’s operating loss was $(706.7) million.

LIQUIDITY

As of October 31, 2015, cash was $449.0 million. Total long-term debt of $1.2 billion less cash, results in net debt of $751.0 million, and the Company’s net debt to net capital ratio was 25.0 percent. For the nine month period ended October 31, 2015, cash flows provided by operating activities were $197.5 million, and free cash flow was $91.1 million. Our capital expenditures were $36.3 million during the three month period ended October 31, 2015, a substantial portion of which was related to establishing stand-alone global ERP systems, e-commerce, telephony, asset tracking systems, payroll, HR and compensation systems and other interrelated business systems and infrastructure costs. We expect to incur approximately $20 million in capital expenditures in the fourth quarter of 2015, approximately one-half of which is related to corporate and business group IT investments. Notwithstanding the foregoing capital expenditures and approximately $21 million of adjusted operating losses at ESG in the third quarter, cash increased by approximately $31 million during the quarter. At October 31, 2015, there were no borrowings outstanding under the Company’s $750.0 million credit facility.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury stated, “For the full year 2015, we expect ASG to deliver a constant currency single digit increase in revenues, and an improvement in operating margin as compared to the prior year.”

Mr. Khoury continued, “With respect to our ESG business, we expect utilization and pricing pressures to increase in the seasonally weaker fourth quarter. We expect the current challenging industry conditions to continue during 2016.  We believe these conditions will continue to provide extraordinary opportunities to enhance ESG’s product and service offerings as well as our market shares, and thereby position ESG to deliver superior financial results as the industry recovers. Industry sources are beginning to coalesce around a point of view and expectation that at some point in either the second half of 2016 or the first half of 2017, there will be a rebalancing of oil supply and demand as a result of continued global demand growth and the contraction of non-OPEC production, which should ultimately begin to spur capital investment and eventually provide an impetus to a recovery in this industry.”

Mr. Khoury concluded, “If in fact, oil and gas supply and demand were to rebalance by the first half of 2017, we would expect to see a significant increase in capital expenditures by E&P companies, and therefore a significant increase in demand for our services. In the meantime, the Company is continuing to generate free cash flow, including approximately $31 million for the quarter and approximately $91 million for the 9 month year to date period. So we have increased our liquidity, while funding ESG developmental expenditures, capital investment and operating losses. The improvement in the Company’s already solid liquidity together with the strong operational performance of our ASG segment and the intrinsic value we have created in our ESG business are inconsistent with our current equity market capitalization. We believe KLX’s current share price does not reflect the value inherent in our business, and that the shares currently represent a compelling investment opportunity. As we noted, KLX continues to generate free cash flow even after our investments in building our ESG business. This free cash flow, along with the substantial liquidity position we maintain, would allow us to contemplate returning some cash to shareholders in the form of a share repurchase program. At the same time, we are currently in the early stages of exploring several potential acquisition opportunities for our ASG business, which would also call upon our liquidity. As such, we will be discussing our capital deployment options with our Board of Directors and would expect to have something further to report on these options in the coming months.”

This release includes adjusted net earnings, adjusted earnings per diluted share, adjusted operating earnings, adjusted operating margin, adjusted EBITDA, free cash flow, free cash flow per share, ASG adjusted operating earnings, ASG adjusted operating margin, ESG adjusted operating earnings and ESG adjusted operating margin. Each of these measures excludes “costs as defined.” For more information, see “Reconciliation of Non-GAAP Financial Measures.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements. Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”), which include its Annual Report on Form 10-K and Current Reports on Form 8-K. For more information, see the section entitled “Forward-Looking Statements” contained in the Company’s Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws and rules and regulations of the SEC, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About KLX Inc.

KLX Inc., through its two operating segments, provides mission critical products and complex logistical solutions to support its customers’ high value assets. KLX serves its customers in demanding environments that face high cost of downtime and require dependable, high quality just-in-time customer support. The Aerospace Solutions Group is the world’s leading distributor and value added service provider of aerospace fasteners and consumables offering the broadest range of aerospace hardware and consumables and inventory management services worldwide. The Energy Services Group provides vital services and products to the oil and gas industry on an episodic, 24/7 basis. For more information, visit the KLX website at www.klx.com.

*T*

KLX INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED			NINE MONTHS ENDED
		September 30, 2014	September 30, 2014		September 30, 2014	September 30, 2014
	October 31, 2015	(As Adjusted) (1)	(GAAP)	October 31, 2015	(As Adjusted) (1)	(GAAP)

Revenues	$365.0	$453.2	$453.2	$1,209.2	$1,255.0	$1,255.0
Cost of sales	279.1	316.9	316.9	918.3	872.6	872.6
Selling, general and administrative	65.0	61.3	61.3	189.7	167.5	167.5
Goodwill impairment	310.4	—	—	310.4	—	—
Long-lived asset impairment	329.8	—	—	329.8	—	—

Operating (loss) earnings	(619.3)	75.0	75.0	(539.0)	214.9	214.9

Interest expense (1)	19.0	19.0	(0.1)	58.2	58.2	(0.3)
(Loss) earnings before income taxes	(638.3)	56.0	75.1	(597.2)	156.7	215.2

Income tax (benefit) expense (1)	(237.5)	20.8	43.8	(221.7)	58.1	94.5

Net (loss) earnings	$(400.8)	$35.2	$31.3	$(375.5)	$98.6	$120.7

Net (loss) earnings per common share:
Basic	$(7.68)	$0.67	$0.60	$(7.19)	$1.89	$2.31
Diluted	$(7.68)	$0.67	$0.60	$(7.19)	$1.88	$2.31

Weighted average common shares:
Basic	52.2	52.2	52.2	52.2	52.2	52.2
Diluted	52.2	52.3	52.3	52.2	52.3	52.3

(1) Interest expense for 2014 period adjusted to reflect the 2015 capital structure and to utilize the 2015 estimated effective tax rate (37.1%) in both periods

*T*

KLX INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In Millions)

	October 31,	December 31,
	2015	2014
ASSETS

Current assets:
Cash and cash equivalents	$449.0	$470.8
Accounts receivable	269.3	308.0
Inventories	1,310.4	1,289.2
Deferred income taxes	44.2	37.5
Other current assets	40.1	50.6
Total current assets	2,113.0	2,156.1
Long-term assets	1,638.6	2,147.5
	$3,751.6	$4,303.6

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$272.0	$330.2
Total long-term liabilities	1,246.4	1,353.1
Total stockholders’ equity	2,233.2	2,620.3
	$3,751.6	$4,303.6

KLX INC.
STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Millions)

	NINE MONTHS ENDED
	October 31, 2015	September 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) earnings	$(375.5)	$120.7
Adjustments to reconcile net earnings to net cash flows provided by operating activities:
Depreciation and amortization	59.8	47.3
Deferred income taxes	(226.6)	20.2
Asset impairment	640.2	—
Non-cash compensation	10.9	2.7
Excess tax benefits realized from prior exercises of restricted stock	(0.9)	(0.9)
Provision for doubtful accounts	0.9	0.6
Loss on disposal of property and equipment	2.8	0.4
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	33.6	(94.8)
Inventories	9.0	(75.4)
Other current and non-current assets	7.6	(6.7)
Accounts payable	(0.1)	128.9
Other current and non-current liabilities	35.8	(18.9)
Net cash flows provided by operating activities	197.5	124.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(106.4)	(89.3)
Acquisitions, net of cash acquired	1.0	(512.3)
Net cash flows used in investing activities	(105.4)	(601.6)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(0.1)	—
Cash proceeds from stock issuance	0.7	—
Excess tax benefits realized from prior exercises of restricted stock	0.9	0.9
Net transfers from B/E Aerospace, Inc.	—	437.7
Deferred acquisition payments	(90.8)	—
Net cash flows (used in) provided by financing activities	(89.3)	438.6

Effect of foreign exchange rate changes on cash and cash equivalents	(1.0)	(2.5)

Net increase (decrease) in cash and cash equivalents	1.8	(41.4)
Cash and cash equivalents, beginning of period	447.2	78.6
Cash and cash equivalents, end of period	$449.0	$37.2

KLX INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “adjusted net earnings,” “adjusted earnings per diluted share,” “adjusted operating earnings,” “adjusted operating margin,” “adjusted EBITDA,” “free cash flow,” “free cash flow per share,” “ASG adjusted operating earnings,” “ASG adjusted operating margin,” “ESG adjusted operating earnings” and “ESG adjusted operating margin,” in each case excluding “costs as defined”, each of which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Each of these measures is adjusted to exclude costs as defined from their most directly comparable GAAP measure.

The Company uses the above described adjusted measures to evaluate and assess the operational strength and performance of the business and of particular segments of the business. The Company believes these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the impact of the costs as defined.  These financial measures should not be viewed as a substitute for, or superior to, operating earnings or net earnings (each as defined under GAAP), the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile the above mentioned non-GAAP financial measures to the most directly comparable GAAP financial measures:

KLX INC.

RECONCILIATION OF NET EARNINGS PER DILUTED SHARE

TO ADJUSTED NET EARNINGS PER DILUTED SHARE

(In Millions, Except Per Share Data)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	October 31,	September 30,	October 31,	September 30,
	2015	2014	2015	2014
Net (loss) earnings	$(400.8)	$31.3	$(375.5)	$120.7
Amortization expense	5.8	8.4	19.1	22.2
Non-cash compensation	3.5	0.9	10.9	2.7
Income taxes	(237.5)	43.8	(221.7)	94.5
Costs as defined*	652.8	6.9	675.3	16.3
Adjusted earnings before tax expense	23.8	91.3	108.1	256.4
Income taxes at normalized rate	8.8	33.9	40.1	95.1
Less: impact of goodwill deduction **	10.0	10.0	30.0	30.0
Adjusted income taxes	(1.2)	23.9	10.1	65.1
Adjusted net earnings	$25.0	$67.4	$98.0	$191.3
Adjusted net earnings per diluted share	$0.48	$1.29	$1.88	$3.66

Diluted weighted average shares	52.2	52.3	52.2	52.3

* Costs and expenses related to one-time post spin-off related activities, $640.2 of non-cash asset impairment charges at ESG, and start-up costs in connection with our ESG geographical and service line expansion activities

** Tax benefit of goodwill deduction calculated at an assumed benefit of approximately 37.1%

KLX INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	October 31,	September 30,
	2015	2014
Operating (loss) earnings	$(619.3)	$75.0
Costs as defined (1)	652.8	6.9
Adjusted operating earnings	33.5	81.9
Depreciation and amortization	17.2	19.6
Non-cash compensation	3.5	0.9
Adjusted EBITDA	$54.2	$102.4

RECONCILIATION OF AEROSPACE SOLUTIONS GROUP OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	October 31,	September 30,
	2015	2014
ASG operating earnings	$47.8	$51.4
Costs as defined (1)	6.4	5.7
Adjusted ASG operating earnings	54.2	57.1
Depreciation and amortization	6.9	7.0
Non-cash compensation	2.3	0.6
Adjusted EBITDA	$63.4	$64.7

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

	THREE MONTHS ENDED
	October 31,	September 30,
	2015	2014
ESG operating (loss) earnings	$(667.1)	$23.6
Costs as defined (1)	646.4	1.2
Adjusted ESG operating earnings	(20.7)	24.8
Depreciation and amortization	10.3	12.6
Non-cash compensation	1.2	0.3
Adjusted EBITDA	$(9.2)	$37.7

RECONCILIATION OF NET CASH FLOWS PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

	THREE MONTHS ENDED
	October 31,	September 30,
	2015	2014
Net cash flows provided by operating activities	$67.1	$102.9
Capital expenditures	(36.3)	(32.9)
Free cash flow	$30.8	$70.0
Free cash flow per diluted share	$0.59	$1.34
Diluted weighted average shares	52.2	52.3

(1)         Costs and expenses related to one-time post-spin-off and related activities, non-cash asset impairment charges and start -up costs in connection with our ESG geographical and service line expansion activities

KLX INC.

RECONCILIATION OF CONSOLIDATED OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

	NINE MONTHS ENDED
	October 31,	September 30,
	2015	2014
Operating (loss) earnings	$(539.0)	$214.9
Costs as defined (1)	675.3	16.3
Adjusted operating earnings	136.3	231.2
Depreciation and amortization	59.8	47.3
Non-cash compensation	10.9	2.7
Adjusted EBITDA	$207.0	$281.2

RECONCILIATION OF AEROSPACE SOLUTIONS GROUP OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

	NINE MONTHS ENDED
	October 31,	September 30,
	2015	2014
ASG operating earnings	$167.7	$174.7
Costs as defined (1)	18.9	9.9
Adjusted ASG operating earnings	186.6	184.6
Depreciation and amortization	21.1	20.8
Non-cash compensation	8.4	2.1
Adjusted EBITDA	$216.1	$207.5

RECONCILIATION OF ENERGY SERVICES GROUP OPERATING EARNINGS

TO ADJUSTED OPERATING EARNINGS AND ADJUSTED EBITDA

(In Millions)

	NINE MONTHS ENDED
	October 31,	September 30,
	2015	2014
ESG operating (loss) earnings	$(706.7)	$40.2
Costs as defined (1)	656.4	6.4
Adjusted ESG operating earnings	(50.3)	46.6
Depreciation and amortization	38.7	26.5
Non-cash compensation	2.5	0.6
Adjusted EBITDA	$(9.1)	$73.7

RECONCILIATION OF NET CASH FLOWS PROVIDED BY

OPERATING ACTIVITIES TO FREE CASH FLOW

(In Millions)

	NINE MONTHS ENDED
	October 31,	September 30,
	2015	2014
Net cash flows provided by operating activities	$197.5	$124.1
Capital expenditures	(106.4)	(89.3)
Free cash flow	$91.1	$34.8
Free cash flow per diluted share	$1.75	$0.67
Diluted weighted average shares	52.2	52.3

(1)         Costs and expenses related to one-time post-spin-off and related activities, non-cash asset impairment charges and start -up costs in connection with our ESG geographical and service line expansion activities

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